Exhibit 10.1

REGIONAL MANAGEMENT CORP.

2011 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of the date set forth on the signature page hereto (hereinafter called the “Date of Grant”), between Regional Management Corp., a Delaware corporation (hereinafter called the “Company”), and the individual set forth on the signature page hereto (hereinafter called the “Participant”), pursuant to the Regional Management Corp. 2011 Stock Incentive Plan, as it may be amended and/or restated (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.

1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of the number of shares of the Company’s Common Stock (the “Shares”) set forth on the signature page hereto, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be the Option Price set forth on the signature page hereto (the “Option Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an incentive stock option that complies with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a) Cause. “Cause” shall mean “Cause” as defined in any employment, severance, or similar agreement then in effect between the Participant and any of the Company or its Affiliates, or, if no such agreement containing a definition of “Cause” is then in effect or if such term is not defined therein, “Cause” shall mean (i) Participant’s engagement in misconduct which is materially injurious to the Company or its Affiliates, (ii) Participant’s continued failure to substantially perform his duties to the Company, (iii) Participant’s repeated dishonesty in the performance of his duties to the Company, (iv) Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from, the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least one year or (v) Participant’s material breach of any confidentiality, non-solicitation or non-competition covenant entered into between the Participant and the Company. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement.

(b) Good Reason. “Good Reason” shall mean (i) with respect to Employees or Consultants, “Good Reason” or such similar concept as defined in any employment, severance, or similar agreement then in effect between the Participant and any of the Company or its Affiliates, or, if no such agreement containing a definition of “Good Reason” is then in effect or if such term is not defined therein, “Good Reason” shall mean, without the Participant’s consent, a change caused by the Company in the Participant’s duties and responsibilities which is materially inconsistent with the Participant’s position at the applicable entity that is a member of the Company Group, or a material reduction in the Participant’s annual base salary (excluding any reduction in the Participant’s salary that is part of a plan to reduce salaries of comparably situated employees of any entity that is a member of the Company Group generally); and (ii) with respect to Directors, the Participant’s ceasing to serve as a Director, or, if the Company is not the surviving Company in a Change in Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be; provided that, in any case, notwithstanding anything to the contrary in the foregoing subparts (i) or (ii), the Participant shall only have “Good Reason” to terminate Employment following the applicable entity’s failure to remedy the act which is alleged to constitute “Good Reason” within thirty (30) days following such entity’s receipt of written notice from the Participant specifying such act, so long as such notice is provided within sixty (60) days after such event has first occurred.

(c) Qualifying Termination. “Qualifying Termination” shall mean the termination of Employment (i) as a result of the Participant’s death or Disability, (ii) by the Company and its Affiliates without Cause, or (iii) by the Participant with Good Reason.

(d) Retirement. “Retirement” shall mean the termination of Employment by the Participant on or after (i) the Participant’s attainment of age 65, or (ii) the Participant’s attainment of age 55 and completion of ten (10) years of service. For this purpose, the Participant shall be credited with a year of service for each consecutive twelve-month period he is Employed during his period of Employment with the Company. Employment shall not be deemed to be terminated or interrupted by a leave of absence, sick leave or vacation granted to the Participant by the Company.

3. Vesting.

(a) Subject to the Participant’s continued Employment through the applicable vesting date, the Option shall vest and become exercisable at the time(s) set forth on the signature page hereto; provided, however, that vesting of all or a portion of the Shares subject to the Option may be accelerated pursuant to Sections 3(c) and (d). The Committee shall have authority to determine if and to the extent that the Option shall have become vested in whole or in part.

(b) If the Participant’s Employment with the Company is terminated prior to the applicable vesting date for any reason other than a Qualifying Termination, Retirement or a termination for Cause, the vested portion, if any, of the Option shall remain exercisable for the period set forth in Section 4(a), and the unvested portion of the Option shall immediately terminate. If the Participant’s Employment with the Company is terminated due to Retirement, the vested portion, if any, of the Option shall remain exercisable for the period set forth in Section 4(a), and the unvested portion shall continue to vest as if the Participant remained employed. If the Participant’s Employment with the Company is terminated for Cause, both the vested and unvested portions of the Option shall immediately terminate.

(c) Notwithstanding Sections 3(a) and (b) herein, if the Participant’s Employment with the Company is terminated prior to the applicable vesting date due to a Qualifying Termination, then a pro-rata portion of the unvested Shares subject to the Option, determined as of the date of the Qualifying Termination in accordance with the provisions of this Section 3(c), shall be deemed vested and exercisable. The pro-rata portion of the unvested Shares that shall be deemed vested and exercisable shall be determined by multiplying the total number of the unvested Shares subject to vesting on the applicable vesting date by a fraction, the numerator of which is the number of calendar days from the Date of Grant through the date of the Qualifying Termination, and the denominator of which is the total number of calendar days in the period commencing on the Date of Grant and ending on the applicable vesting date. The remaining unvested Shares subject to the Option shall be forfeited as of the date of the Qualifying Termination. Following a Qualifying Termination, the use of the term “Shares subject to the Option” shall only include the vested portion of the Shares as determined pursuant to the provisions of this Section 3.

(d) Notwithstanding the foregoing, in the event of a Change in Control prior to the applicable vesting date, the following shall apply:

(i)	To the extent that the successor or surviving company in the Change in Control event does not assume or substitute for the Option (or in which the Company is the ultimate parent corporation and does not continue the Option) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Committee) as Awards outstanding under the Plan immediately prior to the Change in Control event, the Option shall be deemed fully vested and exercisable.

(ii)	Further, in the event that the Option is substituted, assumed or continued as provided in Section 3(d)(i) herein, the Option will nonetheless become fully vested and exercisable as of the Participant’s termination date if the Participant’s Employment is terminated by the Company and its Affiliates without Cause or by the Participant with Good Reason during the six month period following the effective date of the Change in Control.

4. Exercise of Option.

(a) Period of Exercise. To the extent vested and exercisable (as determined in accordance with Section 3 herein) and subject to the provisions of the Plan and this Agreement, the Participant may exercise the Option at any time prior to the earlier of (i) the fifth anniversary of the date the Participant’s Employment is terminated; or (ii) the tenth anniversary of the Date of Grant.

(b) Method of Exercise. Subject to Sections 3 and 4(a), the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (A) in cash or its equivalent (e.g., by check), (B) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (C) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (D) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate option price for the Shares being purchased, or (E) to the extent permitted by the Committee, through a “net settlement” as described in Section 7(c) of the Plan.

Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan, and such Shares have been issued.

(i) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(ii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves. Notwithstanding the foregoing, the Company may elect to recognize the Participant’s ownership through uncertificated book entry.

(iii) In the event of the Participant’s death, to the extent vested and exercisable at the time of Participant’s death or thereafter, the Option shall be exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Sections 3 and 4(a) above. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

5. No Right to Continued Employment; No Right to Further Awards. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.

Except as otherwise provided in the Plan or this Agreement, all rights of the Participant with respect to the Option shall terminate upon the Participant’s termination of Employment. The grant of the Option does not create any obligation to grant further awards.

6. Legend on Certificates. Unless the Company issues the Shares in uncertificated form, the certificates representing the Shares purchased by exercise of the Option shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

8. Withholding.

(a) The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold (including from payroll or any other amounts payable to the Participant), any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes; provided, however, that no amounts shall be withheld in excess of the Company’s statutory minimum withholding liability. Without limiting the generality of the foregoing, to the extent permitted by the Committee, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares held by the Participant (which are fully vested and not subject to any pledge or other security interest) or by having the Company withhold from the number of Shares otherwise deliverable to the Participant hereunder Shares with a Fair Market Value not in excess of the statutory minimum withholding liability. The Participant further agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the Option.

(b) The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant, vesting or exercise of the Option and/or the acquisition or disposition of the Shares subject to the Option and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

9. Compliance with Applicable Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer Shares, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended).

10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws, and in accordance with applicable federal laws of the United States.

12. Option Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and Plan prospectus. The Participant acknowledges and agrees that the Option is subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any express term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Agreement will govern and prevail, unless the Committee determines otherwise. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Amendment; Waiver; Superseding Effect. This Agreement may be modified or amended as provided in the Plan. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. The Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Option or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements.

15. Recoupment and Forfeiture. As a condition to receiving the Option, the Participant agrees that he shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply at any time to the Participant under applicable laws, rules or regulations.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the day and year first above written.

Date of Grant:

Shares Subject to Option:

Option Price per Share:

Vesting Date(s):

Participant:

Printed Name:

Regional Management Corp.

By:
Its:

Printed Name: